                                                                      EXHIBIT 12

                               THE SCOTTS COMPANY
                      STATEMENT OF COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES
                                ($ IN MILLIONS)

                                             1995      1996      1997      1998       1999
                                             ----      ----      ----      ----       ----
Earnings:
     Pretax income from continuing
      operations                             $36.3     $ 1.3     $69.6     $61.9     $117.0
     Interest expense                         24.6      25.0      25.2      32.2       79.1
     Interest factor on rents                  4.9       4.6       4.1       4.5        6.1
     Losses incurred by majority-
      owned subsidiaries not
      recorded                                 --        --        --       (0.5)      (0.2)
                                             -----     -----     -----     -----     ------
                                             $65.8     $30.9     $98.9     $98.1     $202.0
                                             =====     =====     =====     =====     ======

Fixed charges:
     Interest expense                        $24.6     $25.0     $25.2     $32.2     $ 79.1
     Interest capitalized                      0.2       --        0.4       0.8        1.0
                                             -----     -----     -----     -----     ------
          Interest incurred                   24.8      25.0      25.6      33.0       80.1
                                             -----     -----     -----     -----     ------
     Rent expense                             14.7      14.0      12.3      13.5       18.5
     Estimated interest factor                  33%       33%       33%       33%        33%
                                             -----     -----     -----     -----     ------
          Interest factor on rents             4.9       4.6       4.1       4.5        6.1
                                             -----     -----     -----     -----     ------
               Total fixed charges           $29.7     $29.6     $29.7     $37.5     $ 86.2
                                             =====     =====     =====     =====     ======
Ratio of earnings to fixed charges             2.2       1.0       3.3       2.6        2.3
                                             =====     =====     =====     =====     ======